Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

AGREEMENT made as of the 29th day of September, 2005, by and between RICHARD C. STRAIN, residing at 15 Loockerman Avenue, Poughkeepsie, New York 12601 (“Seller”), NATHANIEL ENERGY OKLAHOMA HOLDINGS CORPORATION a/k/a NATHANIEL ENERGY OKLAHOMA HOLDINGS, INC., an Oklahoma corporation with its principal place of business at 8001 South InterPort Blvd., Suite 260, Englewood, CO 80112 (the “Corporation”) and NATHANIEL ENERGY CORPORATION, a Delaware corporation, with its principal place of business at 8001 South InterPort Blvd., Suite 260, Englewood, CO 80112  (“Purchaser”).

WHEREAS, Seller is the owner of Four Thousand Nine Hundred (4,900) common shares of the Corporation, such Four Thousand Nine Hundred (4,900) shares (the “Shares”) constituting forty-nine (49%) percent of all of the issued and outstanding common shares, $0.01 par value per share, of the Corporation which has authorized Fifty Thousand (50,000) common shares; and

WHEREAS, Purchaser is the owner of Five Thousand One Hundred (5,100) common shares of the Corporation, such Five Thousand One Hundred (5,100) shares constituting fifty-one (51%) percent of all of the issued and outstanding common shares, $0.01 par value per share, of the Corporation; and

WHEREAS, Seller desires to sell the Shares at the price set forth below, and Purchaser desires to purchase the Shares, all on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

1.                                       SALE OF STOCK.  Purchaser hereby purchases from Seller and Seller hereby sells to Purchaser, the Shares, which constitute forty-nine (49%) percent of all of the issued and outstanding capital stock of the Corporation.

2.                                       PURCHASE PRICE.

(a)                                  Subject to Subsection 2(b), the Shares are being purchased and sold hereunder for a total consideration of THREE MILLION THREE HUNDRED FIFTY-FOUR THOUSAND TWO HUNDRED TEN and 00/100 ($3,354,210.00) DOLLARS (the “Purchase Price”), payable as set forth in Section 7 below.

(b)                                 In the event that all or substantially all of the assets of the Corporation or its subsidiaries are sold for a sale price (the “Sale Price”) in excess of SIXTEEN MILLION TWO HUNDRED THOUSAND AND 00/100 ($16,200,000.00) DOLLARS within the twelve (12) month period commencing on the date hereof, the Purchase Price shall be increased by forty-nine percent (49%) of the amount by which the Sale Price exceeds SIXTEEN MILLION TWO HUNDRED THOUSAND AND 00/100 ($16,200,000.00) DOLLARS (such increased amount, the “Additional Purchase Price”).  The Additional Purchase Price, if any, shall be payable as set forth in Section 7 below.

3.                                       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER. Seller represents and warrants to Purchaser and agree with Purchaser as follows:

(a)                                  Seller owns beneficially and of record the Shares being sold hereby, free and clear of any liens, claims, charges, options or encumbrances, and has full power and authority to transfer the Shares to Purchaser in accordance with the terms of this Agreement; the sale and delivery by Seller of certificates representing the Shares vests full legal and beneficial title thereto in Purchaser free and clear of any liens, claims, charges, or encumbrances.  The Shares are duly authorized, validly issued, fully paid and nonassessable and constitute forty nine percent (49%) of the issued and outstanding capital stock of the Corporation.

(b)                                 There are, to the best of Seller’s knowledge, no actions, suits, claims, or proceedings pending, or known to be threatened, against Seller, in law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign which would impact in any material way the obligations of Seller hereunder.

(c)                                  No representation or warranty by Seller contained in this Agreement nor any written representation, statement or certificate made or furnished, by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains any material error or misstatement or omits to state any material fact necessary to make the representations or statements contained herein or therein are not misleading.

(d)                                 This Agreement and the documents and instruments executed and delivered by Seller in connection with the transactions contemplated hereby, constitute the valid, legal and binding obligations of Seller, enforceable in accordance with their terms.

4.                                       Intentionally omitted.

5.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.  Purchaser hereby represents, warrants, and agrees with Seller that:

(a)                                  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to carry on its business as it is now being conducted in the State of New York, and each other jurisdiction where the character and location of the properties owned or leased by it and the nature of the business transacted by it, would require such qualification.

(b)                                 Purchaser has corporate power to enter into and to perform all of its obligations under this Agreement; and the Board of Directors of Purchaser has approved the execution and delivery by Purchaser of this Agreement and the other agreements contemplated herein.

(c)                                  There are, to the best of Purchaser’s knowledge, no actions, suits, claims, or proceedings pending, or known to be threatened, against Purchaser, in law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign which would impact in any material way the obligations of Purchaser hereunder.

(d)                                 No representation or warranty by Purchaser contained in this Agreement nor any written representation, statement or certificate made or furnished, by Purchaser or by any officer of Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains any material error or misstatement or omits to state any material fact necessary to make the representations or statements contained herein or therein are not misleading.

(e)                                  This Agreement and the documents and instruments executed and delivered by Purchaser in connection with the transactions contemplated hereby, constitute the valid, legal and binding obligations of Purchaser, enforceable in accordance with their terms.

6.                                       ITEMS TO BE DELIVERED BY SELLER.                           Subject to the conditions, and the representations and warranties of Purchaser set forth herein, on the date hereof, Seller shall deliver to Purchaser the following, any one or more of which may be waived by Purchaser:

(a)                                  the Stock Certificate representing the Shares;

(b)                                 a stock power, duly executed in blank by the Seller, in connection with the transfer of the Shares as set forth herein; and

(c)                                  a Pledge Agreement in the form mutually agreed to by the parties.

The Stock Certificate and stock power set forth in Subsections 6(a) and (b) shall be held by Seller’s counsel, Rider, Weiner & Frankel, P.C., until repayment in full of the Promissory Notes set forth in Subsections 7(a) and (b) as Pledge Agent pursuant to the Pledge Agreement between Purchaser, Seller and Rider, Weiner & Frankel, P.C. of even date herewith.

7.                                       ITEMS TO BE DELIVERED BY PURCHASER.                                             Subject to the conditions, and the representations and warranties of Seller set forth herein, on the date hereof, Purchaser shall deliver to Seller the following, any one or more of which may be waived by Seller:

(a)                                  a Promissory Note, in the form mutually agreed to by the Parties, in the aggregate amount of THREE MILLION THREE HUNDRED FIFTY-FOUR THOUSAND TWO HUNDRED TEN and 00/100 ($3,354,210.00) DOLLARS;

(b)                                 in the event that there is an Additional Purchase Price, a Promissory Note, in substantially in the same form as mutually agreed to by the Parties pursuant to Subsection 7(a), in the aggregate amount equal to the Additional Purchase Price;

(c)                                  a Pledge Agreement, in the form mutually agreed to by the Parties; and

(d)                                 a Security Agreement, in the form mutually agreed to by the Parties.

8.                                       POST-CLOSING COVENANTS.

In case at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

9.                                       INDEMNIFICATION.

(a)                                  The Seller agrees to and shall indemnify, defend and hold harmless Purchaser, the Corporation and their respective successors and assigns, against any and all damages resulting from any breach of any representation, warranty or agreement, set forth in this Agreement, or the untruth or inaccuracy thereof.  The Seller further agrees to and shall indemnify, defend or hold harmless Purchaser and the Corporation against any and all debts, liabilities, or claims of any nature, absolute or contingent, together with all expenses and legal fees resulting from any such breach, untruth or inaccuracy, or which may be incurred to compromise, or defend such liabilities, or claims of any nature, absolute or contingent, including, but not limited to, any and all liabilities for federal income or excise taxes, or state or municipal taxes of any nature.

(b)                                 Each of the Corporation and the Purchaser, jointly and severally, agrees to and shall indemnify, defend and hold harmless Seller, his heirs, successors and assigns, against any and all damages resulting from any breach of any representation, warranty or agreement of Purchaser or the Corporation, set forth in this Agreement, or the untruth or inaccuracy thereof.  The Corporation and Purchaser further jointly and severally agree to and shall indemnify, defend and hold harmless Seller against any and all debts, liabilities, or claims of any nature, absolute or contingent, together with all expenses and legal fees resulting from any such breach, untruth or inaccuracy, or which may be incurred to compromise, or defend such liabilities, or claims of any nature, absolute or contingent, including, but not limited to, any and all liabilities for federal income or excise taxes, or state or municipal taxes of any nature.

(c)                                  The indemnity of (a) and (b) above shall survive the closing but shall be limited to liabilities of which the indemnifying party shall receive notice in writing from the other within three (3) years from the date hereof.  The party claiming indemnification shall notify the indemnitor of any such breach or claim with reasonable promptness and the indemnitor or its legal representatives shall have, at its election, the right to compromise or defend any such matter through counsel of its own choosing, at the expense of such indemnitor.  Such notice and opportunity to compromise or defend, if applicable, shall be a condition precedent to any liability of any party under this indemnity.  In the event that a party undertakes to compromise or defend any such liability, it shall notify the other in writing promptly of its intention to do so and each agrees to cooperate with the other and its counsel in the compromising of or the defending against any such liabilities.

10.                                 FINDER’S FEES.  Each Seller and Purchaser represent that to the best of their knowledge there is no obligation to pay any commission, finder’s fee, or similar charge in connection with the transactions provided for in this Agreement.  Seller and Purchaser will indemnify, defend and hold each other harmless from and against any loss, liability, and damage, including expenses, arising our of any claim for such commission, fee or charge, so far as any claim for such commission, fee, or charge, so far as any thereof arises by reason of services alleged to have been rendered to, or at the instance of, such party.

11.                                 EXPENSES.  The Purchaser shall pay the expenses incurred by all parties under or in connection with this Agreement, including reasonable counsel fees and related expenses of the parties’ representatives, whether or not the transactions contemplated by this Agreement are consummated.

12.                                 SURVIVAL OF REPRESENTATIONS.  The representations, warranties, and agreements of Seller and Purchaser contained in this Agreement shall not be discharged or dissolved upon, but shall survive, the closing, and shall be unaffected by any investigation made by any party at any time.

13.                                 NOTICES.  All notices given under any of the provisions of this Agreement shall be deemed to have been duly given if mailed by certified mail, return receipt requested, as follows:

To Seller:	Richard C. Strain
15 Loockerman Avenue
Poughkeepsie, New York 12601

with a copy to	Rider, Weiner & Frankel, P.C.
655 Little Britain Road
New Windsor, New York 12553
(845) 562-9126 facsimile
Attn: Michelle F. Rider, Esq.

To Purchaser:	Nathaniel Energy Corporation
8001 South InterPort Blvd.
Suite 260
Englewood, CO 80112
Att: CEO

with a copy to	Certilman, Balin, Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Fax No. (516) 296-7111
Attn: Gavin C. Grusd, Esq.

or at such other address as each of the foregoing may designate in writing by certified mail, return receipt requested, to each of the others, and shall be deemed to have been duly given three (3) business days after deposit into the United States mails if mailed by certified mail, return receipt requested, properly addressed with postage affixed.

14.                                 AMENDMENT.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver discharge or termination is sought.

15.                                 BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives, except as otherwise expressly provided herein.

16.                                 COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

17.                                 GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York, applicable to agreements made and to be performed wholly within the State of New York.  Any legal or equitable action or proceeding with respect to this Agreement brought by Seller may be brought only in a Federal or State court of competent jurisdiction located in the County of Dutchess, State of New York.

18.                                 CONSENT TO JURISDICTION.  The parties irrevocably accept the jurisdiction of the Federal or New York State courts of competent jurisdiction located in, or for, the County Dutchess and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby in connection with this commitment, and irrevocably waives any objection it or he may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such a court is an inconvenient forum.  Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, such service to become effective three (3) business days after mailing.  Nothing herein shall affect any party’s right to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions.

19.                                 BINDING EFFECT; NO ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party shall have the right to assign its rights or delegate its obligations hereunder without the prior written consent of the other.  Any purported assignment or delegation without such consent shall be void.

20.                                 CAPTIONS.  Captions set forth herein are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the content, scope or intent of this Agreement.

21.                                 FURTHER ASSURANCES.  The parties agree to do any act or execute and deliver any additional documents reasonably required to fully effect the purposes of this Agreement and the other documents and instruments executed and delivered in connection therewith.

22.                                 SEVERABILITY.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

/s/ Richard C. Strain
RICHARD C. STRAIN

NATHANIEL ENERGY OKLAHOMA HOLDINGS CORPORATION
a/k/a NATHANIEL ENERGY OKLAHOMA HOLDINGS, INC.

/s/ George A. Cretecos
By: George A. Cretecos
Title: President

NATHANIEL ENERGY CORPORATION

/s/ George A. Cretecos
By: George A. Cretecos
Title: Chief Executive Officer